SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):
                         June 30, 2006


                           Cadiz Inc.
     (Exact name of Registrant as specified in its charter)

                            DELAWARE
         (State or other jurisdiction of incorporation)

                0-12114                        77-0313235
        (Commission File Number)   (IRS Employer Identification No.)

777 South Figueroa Street, Suite 4250, Los Angeles 90017
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
       Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (b) & (d) Mr. Stephen J. Duffy has been appointed to the Company's Board of Directors effective July 3, 2006. Mr. Duffy is replacing outgoing director Gregory Preston, who resigned on June 30, 2006, following the repayment of the Company's previously outstanding senior revolving credit facility with ING. Mr. Preston had been selected as a director by ING Capital LLC, as the holder of the Company's outstanding Series F Preferred Stock, pursuant to Section 4(b) of the Company's Amended and Restated Certificate of Designation of Series F Preferred Stock. As previously reported by the Company, the ING credit facility was repaid using proceeds from a new credit facility entered into by the Company with Peloton Partners LLP ("Peloton"). With the repayment of the ING credit facility, such designation rights have terminated. See Item 5.03 below.

     Mr. Raymond J. Pacini, who had also been serving on the Board as a designee of ING, will remain on the Board but as the designee of Peloton pursuant to the right of Peloton to designate a single director under the terms of the Company's new loan facility with Peloton.

     Mr. Duffy was also appointed to the Company's Audit
Committee, Compensation Committee and Nominating & Corporate
Governance Committee to fill the vacancies created by the resignation of Mr. Preston.

     Mr. Duffy has over 25 years of management consulting
and finance experience, specializing in capital markets and
strategic planning.  Mr. Duffy is currently Chief Operating
Officer for Western National Realty Advisors.   Western
National Realty Advisors is the apartment acquisition, development and investment management company of Western
National Group, a fully integrated multi-family owner/operator. Prior to joining Western National Realty
Advisors in 2004, Mr. Duffy was the Partner-in-Charge of
Real Estate Capital Markets for the Western U.S. with Ernst
& Young, LLP.  Ernst & Young, LLP merged with Kenneth
Leventhal & Company in 1995, and Mr. Duffy was the Managing
Partner of Kenneth Leventhal & Company's Real Estate
Consulting Practice in Newport Beach, California at that time.


ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
            CHANGE IN FISCAL YEAR

     On June 30, 2006, following the repayment in full of the Company's senior revolving credit facility with ING, the Company filed a Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. (the "Second Amended and Restated Certificate of Designations") with the Secretary of State of the State of Delaware. With such filing:

     (i) All outstanding shares of Series F Preferred Stock may be manditorily converted by the Company into the Company's common stock, at such time as the percentage equity ownership of the holders of Series F Preferred Stock (the "Holders") in the common stock of the Company falls below 5%, on a fully-diluted basis; and

     (ii) the right of the Holders to appoint directors of the Company (which had been conditioned, in part, upon the requirement that the outstanding principal balance of the ING credit facility be at least $15 million) was eliminated.

     The Second Amended and Restated Certificate of Designations is filed as an exhibit hereto and is incorporated herein by this reference. The foregoing descriptions of the terms of the Series F Preferred Stock are qualified in their entirety by reference to such exhibit.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     EXHIBITS

     3.1 Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc., as filed on June 30,
2006.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cadiz Inc.



                              By: /s/ O'Donnell Iselin II
                                  ---------------------------
                                  O'Donnell Iselin II
                                  Chief Financial Officer



Dated:  July 6, 2006